Exhibit 99.1

Indaptus Therapeutics Announces Reverse Stock Split

NEW YORK (June 25, 2025) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”), a clinical stage biotechnology company dedicated to pioneering innovative cancer and viral infection treatments, today announced that its Board of Directors has approved a one-for-twenty eight reverse stock split of its common stock that is scheduled to become effective after trading closes on June 26, 2025. Beginning on June 27, 2025, the Company’s common stock will trade on the Nasdaq Capital Market on a split adjusted basis under a new CUSIP number 45339J 204. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “INDP.” As previously disclosed, at the Indaptus Therapeutics 2025 Annual Meeting of Stockholders held on June 10, 2025, the Company’s stockholders approved a proposal authorizing the Company’s Board of Directors, among other things, to effect a reverse stock split at a ratio in the range of 1-for-5 and 1-for-28 in order to increase the per share price and bid price of the Company’s common stock to regain compliance with the continued listing requirements of Nasdaq and make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base.

Upon effectiveness of the reverse stock split, every 28 shares of the Company’s outstanding common stock will be converted to one share of common stock. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase common stock.

No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Capital Market (as adjusted to give effect to the reverse stock split) on June 26, 2025. The number of authorized shares of the Company’s common stock will not change, while the number of outstanding shares will be reduced from approximately 16 million to approximately 572 thousand.

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, VStock Transfer, LLC, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. VStock Transfer, LLC can be reached at (212) 828-8436.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025, a copy of which is also available at www.sec.gov or at https://indaptusrx.com/investors/ under the SEC Filings tab located on the Investors page.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, our ability to maintain the listing of our shares of common stock on Nasdaq. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2025, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR
Louie Toma
louie@coreir.com